UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SkillSoft Public Limited Company

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing consists of a press release of SkillSoft PLC dated March 31, 2010.

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SKILLSOFT ANNOUNCES AGREEMENT ON THE TERMS OF A

REVISED RECOMMENDED ACQUISITION FOR CASH BY PRIVATE INVESTOR GROUP

AND ADJOURNMENT OF COURT MEETING AND EGM

SkillSoft Shareholders to Receive Increased Price of $11.25 Per Share in Cash

April 6, 2010 Court Meeting and Extraordinary General Meeting to be Adjourned

DUBLIN, IRELAND & NASHUA, N.H., March 31, 2010 (BUSINESS WIRE) — SkillSoft PLC (NASDAQ:SKIL), a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses, announced that it has reached agreement on the terms of a revised recommended acquisition (the “Revised Recommended Acquisition”) for cash by SSI Investments III Limited for the increased price of $11.25 per SkillSoft share. SSI Investments III Limited, a company formed by funds sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (together, the “Investor Group”), and the Company had previously announced on February 12, 2010 that they had reached agreement on the terms of a recommended acquisition of the Company for cash at a price of $10.80 per SkillSoft share by the Investor Group.

Revised Recommended Acquisition; Additional Voting Undertaking

Under the terms of the Revised Recommended Acquisition, SkillSoft shareholders will receive $11.25 in cash for each SkillSoft ordinary share or American Depositary Share (“ADS”), representing a 31% premium to the average closing price of SkillSoft’s ADS over the one-year period ended on February 11, 2010 and a 15% premium over the closing price of a SkillSoft ADS on February 11, 2010. The fully diluted equity value of the transaction is approximately $1.2 billion.

In addition, SSI Investments III Limited has received an additional voting undertaking in connection with the Revised Recommended Acquisition from Columbia Wanger Asset Management (“Columbia”). The additional voting undertaking provides (subject to certain exceptions) that Columbia vote, or procure that voting instructions are given to vote, in favor of the Revised Recommended Acquisition with respect to the shares of SkillSoft that Columbia owns or controls, which represent approximately 21.5% of the entire issued share capital of SkillSoft.

The Revised Recommended Acquisition has been unanimously approved by SkillSoft’s Board of Directors and a committee of independent directors, and the Board intends to recommend to SkillSoft shareholders to vote in favor of the Revised Recommended Acquisition.

Adjournment of Court Meeting and Extraordinary General Meeting; New Meeting Dates

In connection with the Revised Recommended Acquisition, SkillSoft will adjourn the Court Meeting and Extraordinary General Meeting (“EGM”) convened for April 6, 2010, notices in respect of which are set out in Parts X and XI of the Scheme Document. The Chairman of the Court Meeting will open the Court Meeting at 9:00 a.m. on Tuesday, April 6th and then immediately declare it adjourned. The EGM will also be held on April 6, 2010 in accordance with the notice set out in Part XI of the Scheme Document, but will be adjourned without any resolution being passed thereat to a time shortly after the new time fixed for the holding of the Court Meeting (or as soon thereafter as the Court Meeting has been concluded or adjourned).

In this regard, SkillSoft will make an application to the Irish High Court to fix a new date for the holding of the Court Meeting. It is intended, subject to the High Court directing otherwise, that both the Court Meeting and the EGM shall be reconvened on or about April 29, 2010.

The date for the adjourned meetings will be announced to SkillSoft’s shareholders in the manner directed by the High Court.

Important Additional Information Will be Filed with the SEC

SkillSoft plans to file with the SEC and mail to its shareholders a revised Proxy Statement (comprising the Revised Scheme Document) in connection with the transaction. Investors and shareholders are urged to read the revised Proxy Statement (comprising the Revised Scheme Document) carefully when it becomes available because it will contain important information about SkillSoft, the transaction and related matters. Investors and security holders will be able to obtain free copies of the revised Proxy Statement (comprising the Revised Scheme Document) and other documents filed with the SEC by SkillSoft through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the revised Proxy Statement (comprising the Revised Scheme Document) from SkillSoft by contacting SkillSoft PLC, Attention: Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA; telephone number: (603) 324-3000.

Enquiries:

SkillSoft

Tom McDonald, Chief Financial Officer +1(603)324-3000

Geoff Grande, FD Investor Relations +1(617)747-1721

Jonathan Neilan, FD Media Relations, Ireland +353(0)16633686

Financial Adviser to SkillSoft

Credit Suisse

North America

Adam Nordin +1(312)750-3000

Storm Duncan +1(415)249-2100

UK & Ireland

Zachary Brech +442078888888

About SkillSoft

SkillSoft PLC (Nasdaq: SKIL) is a leading SaaS provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft enables business organizations to maximize business performance through a combination of comprehensive e-learning content, online information resources, flexible learning technologies, and support services.

Content offerings include business, IT, desktop, compliance and consumer/SMB courseware collections, as well as complementary content assets such as Leadership Development Channel video products, KnowledgeCenter(TM) portals, virtual instructor-led training services and online mentoring services. SkillSoft’s Books24x7(R) product offering includes access to more than 18,000 digitized IT and business books, as well as book summaries and executive reports. Technology offerings include the SkillPort(R) learning management system, Search-and-Learn(R), SkillSoft(R) Dialogue(TM) and virtual classroom.

SkillSoft courseware content described herein is for information purposes only and is subject to change without notice. SkillSoft has no obligation or commitment to develop or deliver any future release, upgrade, feature, enhancement or function described in this press release except as specifically set forth in a written agreement.

SkillSoft, the SkillSoft logo, SkillPort, Search-and-Learn, SkillChoice, Books24x7, ITPro, BusinessPro, OfficeEssentials, GovEssentials, EngineeringPro, FinancePro, AnalystPerspectives, ExecSummaries, ExecBlueprints, Express Guide and Dialogue are trademarks or registered trademarks of SkillSoft PLC in the United States and certain other countries. All other trademarks are the property of their respective owners, countries.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This announcement includes information that constitutes forward-looking statements made pursuant to the safe harbour provision of the Private Securities Litigation Reform Act of 1995. Statements in this announcement regarding the proposed transaction between SSI Investments III Limited and SkillSoft, the expected timetable for completing the transaction and any other statements about SkillSoft’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include delays or difficulties in consummating the proposed acquisition by SSI Investments III Limited, competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other risk factors disclosed under the heading “Risk Factors” in SkillSoft’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010, as filed with the Securities and Exchange Commission. The forward-looking statements provided by SkillSoft in this announcement represent the views of SkillSoft as of the date of this announcement. SkillSoft anticipates that subsequent events and developments may cause their views to change. However, while SkillSoft may elect to update these forward-looking statements at some point in the future, SkillSoft specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SkillSoft’s views as of any date subsequent to the date of this announcement.

Legal Information

The directors of SkillSoft accept responsibility for the information contained in this announcement, other than that relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SSI Investments III Limited accept responsibility for the information contained in this Announcement relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments III Limited (who have taken all reasonable care to ensure such is the case, the information contained in this announcement for which they accept responsibility) is in accordance with the facts and does not omit anything likely to affect the import of such information.

Credit Suisse Securities (USA) LLC (“Credit Suisse”), which is regulated under the laws of the United States of America, is acting for SkillSoft and for no one else in connection with the Revised Recommended Acquisition and will not be responsible to any person other than SkillSoft for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Revised Recommended Acquisition, the content of this announcement or any transaction or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this announcement, any transaction, any statement contained herein or otherwise.

Morgan Stanley, which is regulated under the laws of the United States of America, is acting as lead financial advisor to SSI Investments and the Investor Group and no one else in connection with the Revised Recommended Acquisition and will not be responsible to anyone other than SSI Investments and the Investor Group for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Revised Recommended Acquisition, the contents of this announcement or any transaction or arrangement referred to herein. Neither Morgan Stanley nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley in connection with this announcement, any transaction, any statement contained herein or otherwise.

WilmerHale and William Fry are acting as legal advisors to SkillSoft. Ropes & Gray LLP and Mason Hayes+Curran are acting as legal advisors to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC.

This announcement does not constitute an offer to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise.

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the announcement made today by SkillSoft and SSI Investments III Limited pursuant to Rule 2.5 of the Irish Takeover Rules setting out the terms of the Revised Recommended Acquisition.

Any response in relation to the acquisition should be made only on the basis of the information contained in the revised Definitive Proxy Statement (comprising the Revised Scheme Document). SkillSoft Securityholders are advised to read carefully the formal documentation in relation to the proposed transaction once the revised Definitive Proxy Statement (comprising the Revised Scheme Document) has been distributed.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended (the “Irish Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, one per cent., or more of any class of ‘relevant securities’ of SkillSoft, all ‘dealings’ in any ‘relevant securities’ of SkillSoft (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3.30 pm (Dublin time) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of SkillSoft, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of SkillSoft by SSI Investments III Limited or SkillSoft, or by any of their respective ‘associates’ must also be disclosed by no later than 12 noon (Dublin time) on the business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction in respect of which it would be unlawful to do so, including (but not limited to) Canada, South Africa, Australia and Japan. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.